UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2019

ROLLINS INC

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note: This amendment to the Current Report of Rollins, Inc. dated April 30, 2019 is filed solely for purposes of filing the pro forma financial information required by Item 9.01 of Form 8-K as set forth in Item 9.01(b) of this Current Report.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On April 30, 2019, Rollins, Inc. (“Rollins”), a Delaware corporation, through its wholly owned subsidiaries, completed the acquisition of the residential and commercial pest prevention business of Clark Pest Control of Stockton, Inc. (the “Acquired Business”). Subject to post-closing adjustments, the purchase price paid for the acquisition is estimated to be approximately $412 million. The purchase price was negotiated at arm’s length.

Item 8.01.  Other Events.

On April 30, 2019, Rollins issued a press release, a copy of which is furnished as an exhibit to this Form 8-K, announcing completion of the acquisition described in Item 2.01.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The following historical financial information of the Acquired Business is attached to this Current Report and is incorporated by reference in this Item 9.01.

Independent Auditor’s Report

Consolidated Balance Sheet at December 31, 2018

Consolidated Statement of Operations for the Year Ended December 31, 2018

Consolidated Statement of Changes in Stockholders’ Equity and Partners’ Capital for the Year Ended December 31, 2018

Consolidated Statement of Cash Flows for the Year Ended December 31, 2018

Notes to the Consolidated Financial Statements

(b)	Pro forma financial information.

The following pro forma financial information is attached to this Current Report and is incorporated by reference in this Item 9.01.

Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet for the Year Ended December 31, 2018

Unaudited Pro Forma Consolidated Statement of Income for the Year ended December 31, 2018

Notes to Unaudited Pro Forma Consolidated Financial Statements

(c)	Exhibits

Exhibit No.	Description
(10.1)+	Stock Purchase Agreement by and among Rollins, Inc., Clark Pest Control of Stockton, Inc., the Stockholders of Clark Pest Control of Stockton, Inc., the Principals and the Stockholders Representative incorporated herein by reference to exhibit (10.1)+ as filed with its Form 10-Q for the quarter ended March 31, 2019.
(10.2)+	Asset Purchase Agreement among King Distribution, Inc., a Delaware corporation, Geotech Supply Co., LLC, a California limited liability company, and Clarksons California Properties, a California limited partnership incorporated herein by reference to exhibit (10.2)+ as filed with its Form 10-Q for the quarter ended March 31, 2019.
(10.3)+	Real Estate Purchase Agreement by and between RCI – KING, INC., and Clarksons California Properties, a California limited partnership incorporated herein by reference to exhibit (10.3)+ as filed with its Form 10-Q for the quarter ended March 31, 2019.
23.1	Consent of Gatto, Pope, & Walwick, LLP.
99.1	Press release dated April 30, 2019 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated April 30, 2019)
+	Portions of this exhibit (indicated by asterisks) have been omitted.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: July 12, 2019	By:	/s/ Paul Edward Northen
	Name:	Paul Edward Northen
	Title:	Sr. Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

3

CLARK PEST CONTROL OF STOCKTON, INC. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

Year Ended December 31, 2018

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Partners

Clark Pest Control of Stockton, Inc. &

Clarksons California Properties & Subsidiary

Lodi, California

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Clark Pest Control of Stockton, Inc. & Clarksons California Properties & Subsidiary, which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of operations, changes in stockholders’ equity and partners’ capital, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

Auditor’s Responsibility (Continued)

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Clark Pest Control of Stockton, Inc. & Clarksons California Properties & Subsidiary, as of December 31, 2018, and the results of their operations and cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

New Accounting Standard Adopted

The Company adopted Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) on January 1, 2018, using the modified retrospective approach. As further discussed in Note 2 to the consolidated financial statements, the adoption of ASC 606 represents a change in accounting principle that aligns revenue recognition with the timing of when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Our opinion is not modified with respect to this matter.

Report on Supplemental Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The supplemental schedules of consolidating balance sheet and consolidating statement of operations are presented for the purpose of additional analysis and are not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from, and relates directly to, the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

July 3, 2019

CLARK PEST CONTROL OF STOCKTON, INC. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2018

ASSETS

Current assets
Cash and cash equivalents	$8,631,443
Accounts receivable, net	8,491,409
Inventory	1,300,531
Current portion on notes receivable	83,837
Prepaid expenses and other current assets	1,888,754
Total current assets	20,395,974

Property and equipment, net	52,886,317

Other assets
Notes receivable, net of current portion	765,450
Goodwill	2,918,041
Intangible assets, net	257,849
Other assets	127,339
Total other assets	4,068,679

Total assets	$77,350,970

LIABILITIES AND STOCKHOLDERS’ EQUITY AND PARTNERS’ CAPITAL

Current liabilities
Current portion of long-term debt	$1,089,173
Customer deposits	876,847
Accounts payable	2,345,718
Accrued expenses and other	1,848,599
Derivative liability	748,810
Distributions payable	113,500
Total current liabilities	7,022,647

Long-term liabilities
Long-term debt, net of current portion	12,133,803

Total liabilities	19,156,450

Stockholders’ equity and partners’ capital
Clark Pest stockholders’ equity:
Common stock	23,425
Retained earnings	32,994,405
Total Clark Pest stockholders’ equity	33,017,830
Noncontrolling interest - Clarksons partners’ capital	25,176,690
Total stockholders’ equity and partners’ capital	58,194,520

Total liabilities and stockholders’ equity and partners’ capital	$77,350,970

CLARK PEST CONTROL OF STOCKTON, INC. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2018

Revenues	$139,176,338

Cost of revenues	66,040,221

Gross operating income	73,136,117

Operating expenses	65,289,626

Income from operations	7,846,491

Other income (expense)
Miscellaneous income, net	1,447,479
Interest income	341,836
Interest expense	(620,941)
Change in fair value of swap derivative	361,652
Gain on disposal of property and equipment	505,444
Total other income	2,035,470

Net income	9,881,961

Less: Net income attributable
to non-controlling interest - Clarksons	(4,874,496)

Net income attributable to Clark Pest stockholders	$5,007,465

CLARK PEST CONTROL OF STOCKTON, INC. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY AND PARTNERS’ CAPITAL

Year Ended December 31, 2018

	Clark Pest Stockholders			Noncontrolling interest -	Total Stockholders’
	Common Stock			Clarksons	Equity and
	(a)		Retained	Partners’	Partners’
	Shares	Amount	Earnings	Capital	Capital

Balance, December 31, 2017	23,425,000	$23,425	$36,344,912	$21,302,195	$57,670,532

Stockholders distributions	—	—	(8,357,972)	—	(8,357,972)

Partner distributions	—	—	—	(1,000,001)	(1,000,001)

Net income	—	—	5,007,465	4,874,496	9,881,961

Balance, December 31, 2018	23,425,000	$23,425	$32,994,405	$25,176,690	$58,194,520

(a) No par value, 23,425,000 shares authorized, issued, and outstanding at December 31, 2018.

CLARK PEST CONTROL OF STOCKTON, INC. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2018

Cash flows from operating activities
Net income	$9,881,961
Adjustments to reconcile net income to
cash flows from operating activities:
Depreciation and amortization	6,757,264
Gain on disposal of property and equipment	(505,444)
Bad debts	529,519
Loss on sale of investments	12,396
Change in accrued derivative liability	(361,652)
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(267,667)
Inventory	(83,816)
Prepaid expenses and other current assets	573,078
Other assets	14,944
Increase (decrease) in:
Customer deposits	83,141
Accounts payable	(134,221)
Accrued expenses	(163,145)
Cash flows from operating activities	16,336,358

Cash flows from investing activities
Purchases of investments	(18,301,032)
Proceeds from sale or redemptions of investments	27,188,302
Repayments of notes receivable	76,936
Purchases of property and equipment	(9,184,808)
Proceeds from disposal of property and equipment	1,440,899
Purchase of intangible assets	(143,988)
Cash flows from investing activities	1,076,309

Cash flows from financing activities
Payments on long-term debt	(1,045,379)
Stockholder/partner distributions	(9,205,573)
Cash flows from financing activities	(10,250,952)

Net change in cash and cash equivalents	7,161,715
Cash and cash equivalents, beginning of year	1,469,728
Cash and cash equivalents, end of year	$8,631,443

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 1 – DESCRIPTION OF COMPANIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Companies

Clark Pest Control of Stockton, Inc. (“Clark Pest”) was incorporated in the state of California in 1965. Clark Pest provides pest, termite control, agriculture, and fumigation services throughout California and Reno, Nevada. Clark Pest currently has California branches in Auburn, Belmont, Chico, Concord, Livermore, Merced, Milpitas, Modesto, Orange County, Rancho Cordova, Redding, Riverside, Sacramento, Salinas, San Diego, Santa Maria, Santa Rosa, Sonora, Stockton, Vacaville, Ventura, and Yuba City and Reno, Nevada. Clark Pest also owns 100% of Wings Over Oregon, LLC (a single member Oregon limited liability company or “Wings”). Wings was formed to own airplanes used by Clark Pest in its operations (see Note 6 and Note 19).

Clarksons California Properties (“Clarksons”) is a California limited partnership that owns numerous commercial rental properties throughout California and Reno, Nevada. Clarksons leases its properties to various offices of Clark Pest who is under common control and ownership and to unrelated parties. Clark Pest also provides certain administrative services to Clarksons and charges a management fee for those services.

Clarksons also sells safety equipment and supplies such as gloves, goggles, respirators, rubber boots, and other pest control equipment such as mouse and rat traps, spray tanks, wooden stakes, and plastic termite monitors to Clark Pest through Geotech Supply Co., LLC (“Geotech”), a single member limited liability company wholly owned by Clarksons. Geotech is a disregarded entity for income tax reporting purposes and its operations are included in the accompanying consolidated financial statements.

Clark Pest, Clarksons, and Geotech are collectively referred to as “the Company” in the footnotes to the consolidated financial statements.

Consolidating Principles

The consolidated financial statements include the accounts of Clark Pest and its variable interest entities Clarksons and its wholly owned subsidiary Geotech (see “Consolidation of Variable Interest Entities” below). All significant intercompany balances and transactions between the companies have been eliminated in consolidation.

Accounting Standards Codification

The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“Codification”), is the official source of authoritative, nongovernmental accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Codification is organized by overall topic which is at times referenced in the accompanying notes to the consolidated financial statements.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 1 – DESCRIPTION OF COMPANIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Adoption of New Accounting Standard

On January 1, 2018, the Company adopted the accounting standard issued by the Financial Accounting Standards Board (“FASB”) to clarify existing guidance on revenue recognition. This guidance includes the required steps to achieve the core principle that a company should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company adopted this standard on a modified retrospective basis, and its impact on financial position and results of operations, as well as required additional disclosures, are included in Note 2 - Revenue from Contracts with Customers.

Accounting Estimates

Management uses estimates and assumptions in preparing its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used. Significant estimates consist of estimated depreciation methods and useful lives of property and equipment, the allowance for doubtful accounts, the estimated impairment and amortization of intangible assets, fair value of the derivative liability, and projected insurance-related liabilities. It is at least reasonably possible that the estimates used will change in the near-term and the changes could be significant.

Cash and Cash Equivalents

For the purpose of the consolidated statement of cash flows, the Company considers all highly liquid investments purchased with an initial maturity of ninety days or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated net of an estimated allowance for doubtful accounts of $204,564 at December 31, 2018. The Company estimates the allowance for doubtful accounts based on historical collection rates. Invoices are considered delinquent once they are 60 days past due. Once all collection efforts have been exhausted, accounts are written off, and any subsequent recoveries are recorded as other income. The Company grants credit to customers located in California and Nevada. The Company performs basic credit evaluations of some of its customers and generally requires no collateral.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 1 – DESCRIPTION OF COMPANIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventory is stated at the lower of average cost (which approximates the first-in, first-out method) or net realizable value and consists of pest control chemicals, safety equipment, mouse and rat traps, spray tanks, and other supplies and equipment. Obsolete inventory is written-off when deemed unsaleable.

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided for on the straight-line and accelerated methods over the estimated useful lives of the related assets as follows:

Buildings and improvements	25-39 years
Land improvements	15 years
Automobiles and trucks	5 years
Airplanes	5 years
Airplane hanger	39 years
Tools and equipment	3-7 years
Office equipment and software	5 years

Leasehold improvements are amortized on a straight-line basis over the lesser of the lease term (with unrelated parties) or the estimated useful lives of the respective assets. Most leasehold improvements relate to properties that are owned by Clarksons. Land is not depreciated. Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Assets that have not yet been placed in service are classified as construction in progress and not depreciated until placed in service.

Sales and Advertising Costs

The Company expenses sales and advertising costs as incurred. Advertising in publications is amortized to expense over the terms of the publication agreements (generally one year). Total sales and advertising expense was $17,146,684 during the year ended December 31, 2018. There was no prepaid advertising at December 31, 2018.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 1 – DESCRIPTION OF COMPANIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill and Other Intangible Assets

In accordance with the FASB ASC Topic 350, “Intangibles - Goodwill and other”, the Company classifies intangible assets into two categories: (1) intangible assets with definite lives subject to amortization and (2) goodwill. The Company does not amortize goodwill. Goodwill is tested for impairment annually or more frequently if events or circumstances indicate the assets might be impaired. Such conditions may include an economic downturn or a change in the assessment of future operations. The Company performs impairment tests of goodwill at the Company level. Such impairment tests for goodwill include comparing the fair value of the appropriate reporting unit (the Company) with its carrying value. If the fair value of the reporting unit is lower than its carrying value, then the Company will compare the implied fair value of goodwill to its carrying value. Impairment losses are recognized whenever the implied fair value of goodwill is less than its carrying value. The Company completed its most recent annual impairment analysis as of December 31, 2018. Based upon the results of its qualitative analyses, the Company has concluded that no impairment of its goodwill or intangible assets was indicated.

Intangible assets with definite lives consist of customer lists which are being amortized over their estimated useful lives of 3-4 years.

Income Taxes

Clark Pest, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the S corporation’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its stockholders.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 1 – DESCRIPTION OF COMPANIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

This election is valid for California tax purposes. However, California law requires a minimum tax of 1.5% on California taxable income or $800, whichever is greater. Therefore, a provision has been included in the consolidated financial statements for California franchise taxes which totaled $40,000 for the year ended December 31, 2018. For income tax purposes, Clark Pest uses the cash method of accounting. Deferred taxes are not reflected in the accompanying consolidated financial statements as they are not considered significant. Clark Pest also has approximately $135,000 of California Enterprise Zone credit carryforwards available to offset future California franchise taxes at December 31, 2018. Also, the Company had a federal income tax audit completed recently in connection with research and development credits claimed during the 2014 and 2015 tax years. There were no changes as a result of the audit.

Clarksons and Geotech are not tax paying entities for income tax purposes. In lieu of partnership income taxes, the partners of a partnership are taxed on their proportionate share of the partnership’s taxable income. Therefore, no provision or liability for federal or California income taxes has been included in the consolidated financial statements. Certain specific deductions and credits flow through the partnership to its partners. For California purposes, Geotech is charged a minimum franchise tax of $800 and an LLC fee based on gross receipts. The LLC fee totaled $12,846 for the year ended December 31, 2018

Impairment of Long-Lived Assets

The Company regularly evaluates its long-lived assets for indicators of possible impairment. Long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such events or circumstances include, but are not limited to, a significant decrease in the fair value of the underlying business, a significant decrease in the benefits realized from an acquired business, difficulties or delays in integrating the business, or a significant change in the operations of an acquired business. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to result from its use and eventual disposition. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying value of the asset exceeds its fair value. If a readily determinable market price does not exist, fair value is estimated using discounted expected cash flows attributable to the assets. Management determined there was no impairment as of December 31, 2018.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 1 – DESCRIPTION OF COMPANIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Customer Deposits

Amounts received from customers in advance of services performed are recorded as customer deposits in the accompanying Consolidated Balance Sheet.

Insurance Plan

The Company is a member of a group captive insurance company called Affinity Insurance LTD. (the “Captive”) domiciled in Grand Cayman Island. The Captive reinsures losses related to certain of the Company’s workers’ compensation, automobile and general liability risks that occur subsequent to July 1, 2010. Premiums are based on the Company’s loss experience and are accrued as expenses for the period to which the premium relates. Premiums are credited to the Company’s “loss fund” and earn investment income until claims are actually paid. In addition to those required periodic premiums, the Captive also requires payment of cash collateral deposits (“Cash Collateral”), and Cash Collateral amounts are initially determined and from time to time re-determined (upward or downward) by the Captive. In addition to premiums, members are asked to provide collateral, in the form of a letter of credit or cash, to ensure they make all required payments, but these collateral funds are not directly accessed to pay claims unless the member does not make their required payments. The Company has expensed Cash Collateral amounts over the respective insurance period since inception. The Company is generally liable for $150,000 to $500,000 per claim (i.e. loss deductible) depending on the type of insurance before the Captive covers additional amounts.

For claims that were incurred prior to July 1, 2010, the Company was covered by third party insurance companies. The Company does still have some exposure from these prior years as there are still 7 open claims from those years, but the Company still has funds or reserves held by third party insurers for the 2001 to 2010 policy terms to cover these claims. Until all of these claims are closed, there is still exposure, but those exposures are funded by the cash collateral and reserves being held by these third-party insurers which the Company believes is in excess of the current estimated liability exposure of these claims.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 1 – DESCRIPTION OF COMPANIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Insurance Plan (Continued)

As of December 31, 2018, no liability has been recorded because a material liability for additional claim costs is considered remote. As a member of the Captive, the Company was required to provide an initial equity contribution of $36,000 which is included in other assets in the accompanying Consolidated Balance Sheet as of December 31, 2018 and represents less than 1% of the common stock of the Captive. Also, as a member of the Captive, the Company is entitled to dividends when they have favorable experience resulting in a positive dividend pool balance. The dividends are payable annually as applicable based on the closing or partial closing of insurance periods, subject to the approval of the Captive’s Board of Directors. The amount of cumulative dividends earned each year will increase or decrease depending on claims experience. In 2018, the Company received dividends totaling $252,000 due to favorable claims experience, which is included as a reduction of insurance expense which is part of Operating Expenses in the Consolidated Statement of Operations.

Consolidation of Variable Interest Entities

The Company consolidated Clarksons, from which it leases operating facilities located in California, as of January 1, 2018. Involvement with Clarksons had previously been accounted for as an operating lease by Clark Pest. However, management believes that Clarksons is a variable interest entity and Clark Pest is the primary beneficiary of this entity. Accordingly, the Company consolidated Clarksons’ assets and liabilities, respectively, at December 31, 2018, in the accompanying Consolidated Balance Sheet.

Clarksons is the owner/lessor of numerous properties that the Clark Pest leases under arrangements commonly referred to as “synthetic leases.” Each synthetic lease was evaluated to determine if it gave the Company a variable interest in a variable interest entity (“VIE”) and whether Clark Pest was the primary beneficiary that would result in consolidation of the VIE or specified assets of the VIE. Clarksons qualifies as a VIE and Clark Pest is considered to be the primary beneficiary because, as a result of its residual value guarantee, it has the obligation to absorb losses that could be significant to the VIE, and it also directs activities of the VIE that most significantly impact its economic performance by means of its operation of the leased facilities. Clark Pest leases the properties from Clarksons (the owner/lessor) under annual renewable operating lease agreements. Third-party financing was provided in the form mortgages for the original purchase of the properties. Collateral for the loans includes the leased property and Clark Pest’s guarantees of the mortgages.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 1 – DESCRIPTION OF COMPANIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Consolidation of Variable Interest Entities (Continued)

Clark Pest and Clarksons are required to maintain certain pre-defined financial ratios in connection with these agreements. Clark Pest’s officers and shareholders also own Clarksons and have financial interest with regard to these lease arrangements. In the event of a default, Clark Pest’s obligation to purchase the leased properties or pay the related residual value guarantees could be accelerated. The maximum amount payable under the residual value guarantees would equal 100% of the amount financed by Clarksons. Management believed at the inception of the leases and continues to believe that the occurrence of any event of default that could trigger Clark Pest’s purchase obligation is remote.

The maximum exposure to loss on the leases includes (i) residual value guarantee payments, (ii) tax indemnifications in the event the third parties are obligated for certain federal, state, or local taxes as a result of their participation, and (iii) indemnification for various losses, costs and expenses incurred by third-party participants as a result of their ownership or participation. Maximum residual value guarantees are $12,713,624 for the property consolidated as a VIE. Any possible additional taxes, costs, and expenses are contingent upon the existence of certain conditions and, therefore, would not be quantifiable at this time. However, management does not expect these amounts to be material.

The following table summarizes the carrying amounts of the VIE’s assets and liabilities included in the Company’s consolidated balance sheet at December 31, 2018:

Assets and Liabilities of Consolidated VIE at December 31, 2018
Cash and cash equivalents	$1,475,411
Other current assets	2,012,018
Property and equipment, net	36,002,277
Other noncurrent assets	892,789
Total assets	$40,382,495

Current liabilities	$3,072,002
Long-term debt	12,133,803
Total liabilities	$15,205,805

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 1 – DESCRIPTION OF COMPANIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Interest Rate Swaps

During 2018, the Company had long-term debt with JP Morgan Chase (see Note 9) that included interest rate swaps in order to hedge its risk of interest rate increases. The Company was required to pay interest on these swap arrangements when the swap interest exceeded the current rate on the long-term debt. The Company received interest credits when the swap interest was lower than the current rate. The Company expensed all interest payments (including swap interest and loan settlement charges) as paid. The Company includes the fair value of the swap in its Consolidated Balance Sheet with changes in the fair value recorded in the Consolidated Statement of Operations.

Warranty Reserves

The Company warrants its termite and fumigation services generally up to one year which is standard in the industry. Historically the Company has not had significant claims for reapplications, repairs or other costs relative to warranty services, therefore, these costs are just expensed as incurred.

Impact of New Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 is effective for nonpublic entities for fiscal years beginning after December 15, 2019 (i.e., January 1, 2020 for a calendar year entity). Early application is permitted. Lessees must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees may not apply a full retrospective transition approach. The Company is currently evaluating the impact of the new standard on the consolidated financial statements.

Subsequent Events

The Company has evaluated subsequent events through July 3, 2019 which is the date these consolidated financial statements were available to be issued. All subsequent events requiring recognition or disclosure have been incorporated into these consolidated financial statements.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 2 – REVENUE FROM CONTRACTS WITH CUSTOMERS

Revenue from Contracts

The Company adopted Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) on January 1, 2018. The adoption of ASC 606 represents a change in accounting principle that aligns revenue recognition with the timing of when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. To achieve this core principle, the Company applies the following five steps in accordance with ASC 606:

(1) Identify the contract with a customer: A contract with a customer exists when: (a) the parties have approved the contract and are committed to perform their respective obligations, (b) the rights of the parties can be identified, (c) payment terms can be identified, (d) the arrangement has commercial substance, and (e) collectibility of consideration is probable. Judgment is required when determining if the contractual criteria are met, specifically in the earlier stages of a project when a formally executed contract may not yet exist. In these situations, the Company evaluates all relevant facts and circumstances, including the existence of other forms of documentation or historical experience with our customers that may indicate a contractual agreement is in place and revenue should be recognized. In determining if the collectibility of consideration is probable, the Company considers the customer’s ability and intention to pay such consideration through an evaluation of several factors, including an assessment of the creditworthiness of the customer and our prior collection history with such customer.

(2) Identify the performance obligations in the contract: At contract inception, the Company assesses the goods or services promised in a contract and identifies, as a separate performance obligation, each distinct promise to transfer goods or services to the customer. The identified performance obligations represent the “unit of account” for purposes of determining revenue recognition. In order to properly identify separate performance obligations, the Company applies judgment in determining whether each good or service provided is: (a) capable of being distinct, whereby the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and (b) distinct within the context of the contract, whereby the transfer of the good or service to the customer is separately identifiable from other promises in the contract.

In addition, when assessing performance obligations within a contract, the Company considers the warranty provisions included within such contract. To the extent the warranty terms provide the customer with an additional service, other than assurance that the promised good or service complies with agreed upon specifications, such warranty is accounted for as a separate performance obligation. In determining whether a warranty provides an additional service, the Company considers each warranty provision in comparison to warranty terms which are standard in the industry.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 2 – REVENUE FROM CONTRACTS WITH CUSTOMERS (CONTINUED)

Revenue from Contracts (Continued)

Contracts are often modified through change orders to account for changes in the scope and price of the goods or services that are provided. Although the Company evaluates each change order to determine whether such modification creates a separate performance obligation, the majority of change orders are for goods or services that are not distinct within the context of the original contract, and therefore, are not treated as separate performance obligations.

(3) Determine the transaction price: The transaction price represents the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to their customers. The consideration promised within a contract may include fixed amounts, variable amounts, or both. To the extent the performance obligation includes variable consideration, that can either increase or decrease the transaction price, the Company estimates the amount of variable consideration to be included in the transaction price utilizing one of two prescribed methods, depending on which method better predicts the amount of consideration to which the entity will be entitled. Such methods include: (a) the expected value method, whereby the amount of variable consideration to be recognized represents the sum of probability weighted amounts in a range of possible consideration amounts, and (b) the most likely amount method, whereby the amount of variable consideration to be recognized represents the single most likely amount in a range of possible consideration amounts. When applying these methods, the Company considers all information that is reasonably available, including historical, current and estimates of future performance. The expected value method is typically utilized in situations where a contract contains a large number of possible outcomes while the most likely amount method is typically utilized in situations where a contract has only two possible outcomes.

Variable consideration is included in the transaction price only to the extent it is probable, in the Company’s judgment, that a significant future reversal in the amount of cumulative revenue recognized under the contract will not occur when the uncertainty associated with the variable consideration is subsequently resolved. This threshold is referred to as the variable consideration constraint. In assessing whether to apply the variable consideration constraint, the Company considers if factors exist that could increase the likelihood or the magnitude of a potential reversal of revenue, including, but not limited to, whether: (a) the amount of consideration is highly susceptible to factors outside of the Company’s influence, such as the actions of third parties, (b) the uncertainty surrounding the amount of consideration is not expected to be resolved for a long period of time, (c) the Company’s experience with similar types of contracts is limited or that experience has limited predictive value, (d) the Company has a practice of either offering a broad range of price concessions or changing the payment terms and conditions of similar contracts in similar circumstances, and (e) the contract has a large number and broad range of possible consideration amounts.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 2 – REVENUE FROM CONTRACTS WITH CUSTOMERS (CONTINUED)

Revenue from Contracts (Continued)

For some transactions, the receipt of consideration does not match the timing of the transfer of goods or services to the customer. For such contracts, the Company evaluates whether this timing difference represents a financing arrangement within the contract. Although rare, if a contract is determined to contain a significant financing component, the Company adjusts the promised amount of consideration for the effects of the time value of money when determining the transaction price of such contract. Although customers may retain a portion of the contract price until completion of the project and final contract settlement, these amounts are not considered a significant financing component as the intent of the withheld amounts is to provide the customer with assurance that we will complete our obligations under the contract rather than to provide financing to the customer. In addition, although we may be entitled to advanced payments from our customers on certain contracts, these advanced payments generally do not represent a significant financing component as the payments are used to meet working capital demands that can be higher in the early stages of a contract, as well as to protect us from our customer failing to meet its obligations under the contract.

Changes in the estimates of transaction prices are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made. Such changes in estimates can result in the recognition of revenue in a current period for performance obligations which were satisfied or partially satisfied in prior periods. Such changes in estimates may also result in the reversal of previously recognized revenue if the ultimate outcome differs from the Company’s previous estimate. There were no significant amounts of revenue recognized during the year ended December 31, 2018 related to performance obligations satisfied in prior periods. In addition, for the year ended December 31, 2018 there were no significant reversals of revenue recognized associated with the revision to transaction prices.

(4) Allocate the transaction price to performance obligations in the contract: The vast majority of our contracts have one performance obligation. For contracts that contain multiple performance obligations, the Company allocates the transaction price to each performance obligation based on a relative standalone selling price. The Company determines the standalone selling price based on the price at which the performance obligation would have been sold separately in similar circumstances to similar customers. If the standalone selling price is not observable, the Company estimates the standalone selling price taking into account all available information such as market conditions and internal pricing guidelines. In certain circumstances, the standalone selling price is determined using an expected profit margin on anticipated costs related to the performance obligation.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 2 – REVENUE FROM CONTRACTS WITH CUSTOMERS (CONTINUED)

Revenue from Contracts (Continued)

(5) Recognize revenue as performance obligations are satisfied: The Company recognizes revenue at the time the related performance obligation is satisfied by transferring a promised good or service to its customers. A good or service is considered to be transferred when the customer obtains control. The Company can transfer control of a good or service and satisfy its performance obligations either over time or at a point in time. The Company transfers control of a good or service over time and, therefore, satisfies a performance obligation and recognizes revenue over time if one of the following three criteria are met: (a) the customer simultaneously receives and consumes the benefits provided by the Company’s performance as we perform, (b) the Company’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced, or (c) the Company’s performance does not create an asset with an alternative use to us, and we have an enforceable right to payment for performance completed to date.

For our pest, termite and fumigation services contracts, revenue is also generally recognized over time as the customer simultaneously receives and consumes the benefits of our performance as we perform the service. For our fixed price service contracts with specified service periods, revenue is generally recognized on a straight-line basis over such service period when our inputs are expended evenly, and the customer receives and consumes the benefits of our performance throughout the contract term.

Contract Assets and Contract Liabilities

Accounts receivable are recognized in the period when our right to consideration is unconditional. Accounts receivable are recognized net of an allowance for doubtful accounts. A considerable amount of judgment is required in assessing the likelihood of realization of receivables. The timing of revenue recognition may differ from the timing of invoicing to customers. Our contract assets do not include capitalized costs to obtain and fulfill a contract. Contract assets are generally classified as current within the Consolidated Balance Sheet as they will generally be realized within a year. Contract liabilities can include advanced payments from our customers on certain contracts. Contract liabilities decrease as we recognize revenue from the satisfaction of the related performance obligation and are recorded as either current or long-term, depending upon when we expect to recognize such revenue.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 2 – REVENUE FROM CONTRACTS WITH CUSTOMERS (CONTINUED)

Contract Assets and Contract Liabilities (Continued)

Our remaining performance obligations are comprised of: (a) original contract amounts, (b) change orders for which we have received written confirmations from our customers, (c) pending change orders for which we expect to receive confirmations in the ordinary course of business, (d) claim amounts that we have made against customers for which we have determined we have a legal basis under existing contractual arrangements and as to which the variable consideration constraint does not apply, and (e) other forms of variable consideration to the extent that such variable consideration has been included within the transaction price of our contracts. Such claim and other variable consideration amounts were immaterial for the year ended December 31, 2018.

Impact of the Adoption of ASC 606 on Consolidated Financial Statements

The Company adopted ASC 606 on a modified retrospective basis effective January 1, 2018. As part of such adoption, the new standard was applied only to those contracts which were not completed as of the date of adoption. Additionally, the Company has not retrospectively restated contract positions for contract modifications made prior to the adoption of ASC 606. The cumulative effect of applying the new guidance was not material, and therefore not reflected in the accompanying consolidated financial statements.

The following table provides the Company’s disaggregated revenue by major product line for the year ended December 31, 2018:

Major Goods/Service Lines:
Pest	$106,389,118
Termite	27,140,035
Pest control equipment and supplies	3,220,276
Fumigation	2,426,909
$139,176,338

NOTE 3 – INVESTMENTS

The Company had several corporate bonds totaling $8,899,666 at December 31, 2017. These corporate bonds were classified as “available for sale” and were stated at amortized cost, which approximated fair value at December 31, 2017. Gains and losses on sales of investments are determined using the specific identification method. During the year ended December 31, 2018, the Company recognized losses on investments of approximately $12,000, which is included in “Miscellaneous income, net” in the accompanying Consolidated Statement of Operations. All bonds were sold during the year ended December 31, 2018.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 4 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following at December 31, 2018:

Insurance	$1,167,404
Software licenses	354,941
Advances to employees	113,648
Uniforms	71,859
Property taxes	51,125
Franchise taxes	46,053
Investments	36,000
Rent	31,597
Other	16,127
$1,888,754

NOTE 5 – NOTES RECEIVABLE

At December 31, 2018, the Company had two notes receivable totaling $849,287 from third parties related to installment sale agreements in connection with rental real estate that was sold in 2007 and 2012. The notes are secured by the real estate sold, accrue interest at 6% and 6.5% per annum and mature in October 2022 and January 2028, respectively.

Future maturities of the notes receivable are estimated as follows:

Year Ending
December 31,
2019	$83,837
2020	89,339
2021	95,203
2022	107,528
2023	81,226
Thereafter	392,154
Total	$849,287

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 6 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following at December 31, 2018:

Buildings and improvements	$38,863,098
Automobiles and trucks	27,277,045
Airplanes	9,339,297
Tools and equipment	8,618,897
Land	8,193,318
Land improvements	7,343,349
Office equipment and software	5,476,771
Leasehold improvements	1,993,115
107,104,890
Less: Accumulated depreciation	(56,005,283)
51,099,607
Construction in progress	1,786,710
$52,886,317

Depreciation expense for the year ended December 31, 2018 totaled $6,640,418. Construction in progress at December 31, 2018 relates to improvements to the contact center ($582,200), vehicles being outfitted for deployment ($1,058,504), and the Merced building upgrades ($146,005) and will be transferred to property and equipment when it is placed into service. The remaining estimated cost to place the above assets in service (excluding the contact center) is approximately $40,000. The Company has spent an additional $106,000 on the contact center subsequent to year end but the project is currently on hold subsequent to the purchase of the Company by Rollins, Inc. (see Note 19).

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 7 – INTANGIBLE ASSETS, NET

Intangible assets, net consist of the following at December 31:

Customer lists	$2,955,292
Less: Accumulated amortization	(2,697,443)
$257,849

Total amortization of intangible assets was $116,846 for the year ended December 31, 2018. Estimated amortization of intangible assets is as follows:

Year Ending
December 31,
2019	$128,536
2020	81,326
2021	47,987
Total	$257,849

NOTE 8 – ACCRUED EXPENSES AND OTHER

Accrued expenses and other consists of the following at December 31, 2018:

Vacation	$1,400,913
Other accruals	447,686
$1,848,599

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 9 – LONG-TERM DEBT

Long-term debt, which is all with Clarksons, consists of the following at December 31, 2018:

Note payable – JP Morgan Chase, payable in monthly principal installments during 2018 of approximately $73,000, plus interest of 1.05% above the quotient of the LIBOR rate divided by one minus the reserve requirement (approximately 4.9% effective rate during 2018) , as defined by the agreement, per annum, and matures January 1, 2031. The note is secured by real estate.	$11,430,462

Note payable – JP Morgan Chase, payable in average monthly 2018 principal installments of $11,000, plus interest of 1.15% above the quotient of the LIBOR rate divided by one minus the reserve requirement (approximately 3.6% effective rate during 2018), as defined by the agreement, per annum, and matures May 1, 2027. The note is secured by real estate.	1,283,162

Note payable – J&S Erlach Properties, LLC, payable in monthly payments of $5,278 including interest at 4.5% per annum, and matures in January 2029. The note is secured by real estate.	509,352
13,222,976
Less: Current portion	(1,089,173)
Long-term debt, net of current portion	$12,133,803

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 9 – LONG-TERM DEBT (CONTINUED)

Future maturities of long-term debt are estimated as follows:

Year Ending
December 31,
2019	$1,089,173
2020	1,132,262
2021	1,176,951
2022	1,223,820
2023	1,268,277
Thereafter	7,332,493
Total	$13,222,976

The above note agreements with JP Morgan Chase include SWAP agreements (see Note 1). Also, all of the above long-term debt was paid off on April 30, 2019 (see Note 19).

NOTE 10 – LINE OF CREDIT

The Company executed a line of credit agreement with a bank on August 3, 2016. Under the agreement, the Company has Facility A (working capital) and Facility B (real estate acquisition). Facility A allows for borrowings up to $2,500,000 and Facility B allows for borrowings up to $5,000,000. Facility A advances bear interest at the bank’s prime rate or the LIBOR rate plus 1.05% as defined in the agreement. Facility B advances bear interest at the bank’s prime rate or the LIBOR rate plus 1.2% as defined in the agreement. The agreement is secured by substantially all of the assets of the Company and requires the Company to have a fixed charge coverage ratio of 1.2 to 1 or greater. The Company was not in compliance with this ratio for the year ended December 31, 2018 and has not obtained a waiver from the bank. Amounts outstanding under Facility A are due no later than September 15, 2020. Amounts outstanding under Facility B are due no later than September 15, 2019. There were no amounts outstanding under this agreement at December 31, 2018. The agreement was cancelled on April 30, 2019 in connection with the acquisition of the Company by Rollins, Inc. (see Note 19).

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 11 – CONCENTRATIONS

Cash and Cash Equivalents

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts with banks are generally guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per bank. At December 31, 2018, there was approximately $9,466,000 of bank balances in excess of FDIC insured limits. Management monitors its credit risk on cash and cash equivalents and the Company has not experienced any losses in such accounts.

Vendors

The Company had significant inventory and supply purchases from two vendors for the year ended December 31, 2018. Purchases from these vendors comprised approximately 35% and 11% of total inventory and supply purchases for 2018. Accounts payable to these vendors totaled $267,675 at December 31, 2018.

NOTE 12 – PROFIT SHARING PLAN

The Company has a 401(k) profit sharing plan (the “Plan”) for the benefit of its employees. Employees are eligible to participate in the Plan after one year of credited service. Under the Plan, employees can contribute and defer taxes on compensation contributed. The Company also has the option to make matching contributions and/or a discretionary profit sharing contribution to the Plan each year. Company matching contributions to the Plan for the year ended December 31, 2018 was $1,029,595.

NOTE 13 – SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid during the year for:

Franchise taxes	$65,000
Interest	$620,941

Schedule of Non-Cash Investing and Financing Activities

During the year ended December 31, 2018, the Company sold four vehicles to officers and stockholders of the Company for $223,111 which were recorded as stockholder distributions for $152,400 and advances to employees (included in prepaid expenses and other current assets in the accompanying Consolidated Balance Sheet) for $70,711, respectively. The Company recognized a loss on disposal of property and equipment of approximately $99,000 as a result of the above sales during the year ended December 31, 2018.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 14 – LEASE COMMITMENTS

The Company owns most of its branch offices and its corporate headquarters in Lodi, California, however, its San Diego, Merced, and Ventura locations are leased from unrelated parties under long-term, non-cancelable operating lease agreements expiring on various dates through February 2023. The agreements generally require that the Company pay all utilities, taxes, and operating costs of the facilities. The Company also pays for a land lease to an unrelated party for its airport hangar which is under a long-term lease agreement expiring in June 2032. Total rent expense to unrelated parties for the year ended December 31, 2018 was approximately $396,000.

The following is a schedule by years of estimated future payments required under the long-term operating lease agreements with unrelated parties:

Year Ending
December 31,
2019	$306,443
2020	170,507
2021	140,511
2022	143,774
2023	147,135
Thereafter	350,424
Total	$1,258,794

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 15 – LEGAL MATTERS, CONTINGENCIES, AND MISCELLANEOUS INCOME

Certain claims and complaints arising in the ordinary course of business have been filed or are pending against the Company. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, as would not have a significant effect on the financial position or results of operations of the Company if disposed of unfavorably. Therefore, no provision for contingency losses has been accrued in these consolidated financial statements. Also, included in miscellaneous income, net is approximately $1,368,000 of proceeds received during the year ended December 31, 2018 from legal settlements that were in the Company’s favor.

The Company belongs to a captive insurance group for certain casualty insurance, worker compensation and liability programs. Insurance reserves are maintained relative to these programs. The level of exposure from catastrophic events is limited by the purchase of stop-loss and aggregate liability reinsurance coverage. When estimating the insurance liabilities and related reserves, the captive insurance management considers a number of factors, which include historical claims experience, demographic factors, severity factors and valuations provided by independent third-party actuaries. If actual claims or adverse development of loss reserves occur and exceed these estimates, additional reserves may be required. The estimation process contains uncertainty since captive insurance management must use judgment to estimate the ultimate cost that will be incurred to settle reported claims and unreported claims for incidents incurred but not reported as of the Consolidated Balance Sheet date.

NOTE 16 – DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

The Company, as a result of its financing activities, is exposed to changes in interest rates, which may adversely affect its results of operations and financial position. In seeking to minimize the risks and/or costs associated with such activities, the Company may enter into derivative contracts. The Company enters into interest rate swaps to further manage its exposure to interest rate variations related to its borrowings and to lower its overall borrowing costs. The majority of the Company’ s long-term borrowings are variable rate instruments which have been in essence converted to fixed rates by the use of swap contracts. The Company entered into two long-term interest rate swap contracts under which the Company agreed to pay an amount equal to a specified fixed rate of interest times a notional principal amount, and to receive in return an amount equal to a specified variable rate of interest times the same notional principal amount.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 16 – DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (CONTINUED)

At December 31, 2018, the Company had outstanding two interest rate swap agreements with a commercial bank, having a total principal amount of $12,713,624. Those agreements effectively change the Company’s interest rate exposure on its floating rates to fixed rates between approximately 4-5%. The interest rate swap agreements mature at the time the related notes mature. The Company is exposed to credit loss in the event of nonperformance by the other parties to the interest rate swap agreements. However, the Company does not anticipate nonperformance by the counterparties.

The Company designated these interest rate swap contracts as ineffective cash flow hedges, therefore, the changes in the fair value of these hedges are included in the Consolidated Statement of Operations. The Company anticipates that these contracts will continue to be ineffective. The fair value of the cash flow hedges were negative $748,810 at December 31, 2018 and reflected as a derivative liability in the accompanying Consolidated Balance Sheet. For the year ended December 31, 2018, a gain of approximately $362,000 has been reflected as a result of the change in fair value of the cash flow hedge and is included in other income in the accompanying Consolidated Statement of Operations. The cash flow hedge was settled in 2019 resulting in a loss of approximately $900,000 in connection with the sale of real estate assets (see Note 19).

NOTE 17 – BUY/SELL AGREEMENT

Clarksons and the partners have entered into a buy/sell agreement whereby Clarksons and/or the other partners have the right to purchase all of the partner’s interest upon the occurrence of certain events (right of first refusal, death, bankruptcy, etc.). The purchase price is defined in the buy/sell agreement.

Clark Pest Control of Stockton, Inc. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 18 – RETAINED EARNINGS AND PARTNERS’ CAPITAL

Retained earnings and partners’ capital consist of the following at December 31, 2018:

Retained earnings	$32,994,405
Limited partners’ capital	22,659,021
General partners’ capital	2,517,669
$58,171,095

The limited partners’ capital accounts are limited to contributions made, increased or decreased by conventional accounting methods proportionately with the capital contributions of all partners. Limited partners are not otherwise liable for any partnership debts, obligation, or liabilities.

NOTE 19 – SUBSEQUENT EVENTS

On January 7, 2019, Clark Pest signed a Stock Purchase Agreement with Rollins, Inc. (“Rollins”, a publicly traded company) and certain of Rollins affiliates for the acquisition (the “Acquisition”) of Clark Pest by Rollins. Clark Pest sold all of its issued and outstanding shares. Also, Clarksons entered into a Real Estate Purchase Agreement between RCI-King, Inc. (“RCI-King”), a wholly-owned subsidiary of Rollins, pursuant to which RCI-King acquired certain real estate used in Clark Pest’s business. Clarksons also signed an Asset Purchase Agreement between King Distribution, Inc., a wholly-owned subsidiary of Rollins, and Geotech Supply Co., LLC pursuant to which King Distribution, Inc. acquired certain assets used in the business of distributing certain chemicals, equipment and supplies related to the pest control business of Clark Pest. The Acquisition closed on April 30, 2019 for an approximate aggregate purchase price of $415 million including the real estate assets. The purchase price was negotiated at arm’s-length and the agreement contains customary representations, warranties, noncompetition agreements and holdback provisions.

In the first quarter of 2019 Wings distributed its airplanes to Clark Pest who distributed them to stockholders at estimated fair market value. Airplane related assets were not acquired by Rollins.

The Company signed an agreement to purchase Cliff’s Pest Control (“Cliff’s”) on May 31, 2019 for an estimated total purchase price of $965,000. The purpose of the acquisition was to expand its territory in Riverside County, California.

SUPPLEMENTAL INFORMATION

CLARK PEST CONTROL OF STOCKTON, INC. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

CONSOLIDATING BALANCE SHEET

December 31, 2018

ASSETS

	Clark Pest Control of Stockton, Inc.	Clarksons California Properties	Geotech	Eliminations	Total

Current assets
Cash and cash equivalents	$7,156,032	$239,449	$1,235,962	$—	$8,631,443
Investments	—	2,335,799	—	(2,335,799)	—
Accounts receivable, net	7,991,901	—	627,650	(128,142)	8,491,409
Inventory	—	—	1,300,531	—	1,300,531
Current portion on notes receivable	—	83,837	—	—	83,837
Prepaid expenses and other current assets	2,393,870	—	—	(505,116)	1,888,754
Total current assets	17,541,803	2,659,085	3,164,143	(2,969,057)	20,395,974

Property and equipment, net	16,884,040	35,992,066	10,211	—	52,886,317

Other assets
Notes receivable - net of current portion	—	765,450	—	—	765,450
Goodwill	2,918,041	—	—	—	2,918,041
Intangible assets, net	257,849	—	—	—	257,849
Other assets	—	127,339	—	—	127,339
Total other assets	3,175,890	892,789	—	—	4,068,679

Total assets	$37,601,733	$39,543,940	$3,174,354	$(2,969,057)	$77,350,970

LIABILITIES AND STOCKHOLDERS’ EQUITY AND PARTNERS’ CAPITAL

Current liabilities
Current portion of long-term debt	$—	$1,089,173	$—	$—	$1,089,173
Customer deposits	876,847	—	—	—	876,847
Accounts payable	1,907,164	—	566,696	(128,142)	2,345,718
Accrued expenses and other	1,799,892	505,116	48,707	(505,116)	1,848,599
Derivative liability	—	748,810	—	—	748,810
Distributions payable	—	113,500	—	—	113,500
Total current liabilities	4,583,903	2,456,599	615,403	(633,258)	7,022,647

Long-term liabilities
Long-term debt, net of current portion	—	12,133,803	—	—	12,133,803

Total liabilities	4,583,903	14,590,402	615,403	(633,258)	19,156,450

Stockholders’ equity and partners’ capital
Clark Pest stockholders’ equity:
Common stock	23,425	—	—	—	23,425
Retained earnings	32,994,405	—	—	—	32,994,405
Total Clark Pest stockholders’ equity	33,017,830	—	—	—	33,017,830
Noncontrolling interest - Clarksons partners’ capital	—	24,953,538	2,558,951	(2,335,799)	25,176,690
Total stockholders’ equity and partners’ capital	33,017,830	24,953,538	2,558,951	(2,335,799)	58,194,520

Total liabilities and stockholders’ equity and partners’ capital	$37,601,733	$39,543,940	$3,174,354	$(2,969,057)	$77,350,970

CLARK PEST CONTROL OF STOCKTON, INC. &

CLARKSONS CALIFORNIA PROPERTIES & SUBSIDIARY

CONSOLIDATING STATEMENT OF OPERATIONS

Year Ended December 31, 2018

	Clark Pest Control of Stockton, Inc.	Clarksons California Properties	Geotech	Eliminations	Total

Revenues	$135,956,062	$—	$8,175,276	$(4,955,000)	$139,176,338

Cost of revenues	64,644,336	—	6,350,885	(4,955,000)	66,040,221

Gross operating income	71,311,726	—	1,824,391	—	73,136,117

Operating expenses	67,993,775	1,888,941	1,601,239	(6,194,329)	65,289,626

Income (loss) from operations	3,317,951	(1,888,941)	223,152	6,194,329	7,846,491

Other income (expense)
Miscellaneous income, net	1,447,479	—	—	—	1,447,479
Interest income	311,862	130,257	—	(100,283)	341,836
Rental property income	—	6,194,329	—	(6,194,329)	—
Interest expense	—	(721,224)	—	100,283	(620,941)
Change in fair value of swap derivative	—	361,652	—	—	361,652
Gain (loss) on disposal of property and equipment	(69,827)	575,271	—	—	505,444
Total other income	1,689,514	6,540,285	—	(6,194,329)	2,035,470

Net income	5,007,465	4,651,344	223,152	—	9,881,961

Less: Net income attributable to non-controlling interest - Clarksons	—	(4,651,344)	(223,152)	—	(4,874,496)

Net income attributable to Clark Pest stockholders	$5,007,465	$—	$—	$—	$5,007,465

Unaudited Pro Forma Consolidated Financial Statements

(B) PRO FORMA FINANCIAL INFORMATION

The pro forma financial statements give pro forma effect to the acquisition by Rollins, Inc. of Clark Pest Control of Stockton, Inc. for approximately $405 million (the “Acquisition”). The purchase price was funded with cash on hand and $350.0 million in borrowings from a Revolving Credit Agreement with SunTrust Bank and Bank of America, N.A. for an unsecured line of credit of up to $175 million and a term loan in the aggregate principal amount equal to $250 million. The unaudited pro forma consolidated statement of income for the year ended December 31, 2018 was prepared as if the Acquisition occurred as of January 1, 2018, and the unaudited pro forma consolidated balance sheet was prepared as if the acquisition occurred as of December 31, 2018.

The pro forma adjustments are based upon available information and assumptions that Rollins, Inc. believes are reasonable. The pro forma adjustment to reflect the allocation of the purchase price is based upon the preliminary information currently available, which may be revised, as additional information becomes available. The notes to the unaudited pro forma financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements. Such financial statements have been compiled from historical financial statements and other information, but do not purport to represent what Rollins, Inc.’s financial position or results of operations actually would have been had the transactions occurred on the dates indicated, or to project Rollins, Inc.’s financial performances for any future period. The pro forma statements of income do not reflect any synergies or other operating benefits that may be realized as Rollins, Inc. integrates the acquired business with its existing operations.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

FOR THE YEAR ENDED DECEMBER 31, 2018

(in thousands, except per share data)

			Total Pro forma		Pro Forma
	Rollins, Inc.	Clark	Adjustments for		for the
	Historical	Pest (a)	the Acquisition		Acquisition

ASSETS
Cash and cash equivalents	$115,485	$8,631	$(53,861	)(b)	$70,255
Trade receivables, net of allowance for doubtful accounts	104,016	8,491	(1,090	)(g)	111,417
Financing receivables, short-term, net of allowance for doubtful accounts	18,454	84	(84	)(e)	18,454
Materials and supplies	15,788	1,301	(401	)(g)	16,688
Other current assets	32,278	1,889	(483	)(g)	33,684
Total Current Assets	286,021	20,396	(55,919)		250,498
Equipment and property, net	136,885	52,886	12,649	(g)	202,420
Goodwill	368,481	2,918	188,929	(d)	560,328
Customer contracts, net	178,075	—	112,700	(d)	290,775
Trademarks and tradenames, net	54,140	—	49,300	(d)	103,440
Other intangible assets, net	11,043	258	242	(d)	11,543
Financing receivables, long-term, net of allowance for doubtful accounts	28,227	766	(766	)(e)	28,227
Prepaid pension	5,274	—			5,274
Deferred income taxes	6,915	—			6,915
Other assets	19,063	127	3,693	(g)	22,883
Total Assets	$1,094,124	$77,351	$310,828		$1,482,303
LIABILITIES
Accounts payable	$27,168	$2,346	$11	(g)	$29,525
Accrued insurance	27,709	749	1,121	(g)	29,579
Accrued compensation and related liabilities	77,741	1,848	3,860	(g)	83,449
Unearned revenue	116,005	877	2	(g)	116,884
					—
Other current liabilities	50,406	1,203	10,887	(g)	62,496
Line of Credit Borrowing	—	—	100,000	(c)	100,000
Total current liabilities	299,029	7,023	115,881		421,933
Accrued insurance, less current portion	33,867	—			33,867
Long-term accrued liabilities	49,320	12,134	3,141	(g)	64,595
					—
Long-term borrowings			250,000	(c)	250,000
Total Liabilities	382,216	19,157	369,022		770,395
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, without par value; 500,000 authorized, zero shares issued	—	—	—		—
Common stock	327,308	23	(23	)(e)	327,308
Paid-in-capital	85,386	—			85,386
Accumulated other comprehensive loss	(71,078)	—			(71,078)
Retained earnings	370,292	58,171	(58,171	)(e)	370,292
Total Stockholders’ Equity	711,908	58,194	(58,194)		711,908
Total Liabilities and Stockholders’ Equity	$1,094,124	$77,351	$310,828		$1,482,303

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2018

(in thousands, except per share data)

			Total Pro forma		Pro Forma
	Rollins, Inc.	Clark	Adjustments for		for the
	Historical	Pest (a)	the Acquisition		Acquisition
REVENUES
Customer services	$1,821,565	$139,176			$1,960,741

COSTS AND EXPENSES
Cost of services provided	894,437	66,040			960,477
Depreciation and amortization	66,792	6,766	12,849	(d)	86,407
Sales, general and administrative	550,698	56,714			607,412
Gain on sales of assets	(875)	(505)	505	(e)	(875)
Interest (income)	(220)	(342)	562	(f)	—
Interest expense	—	621	12,183	(f)	12,804
	1,510,832	129,294	26,099		1,666,225
INCOME BEFORE INCOME TAXES	310,733	9,882	(26,099)		294,516
PROVISION FOR INCOME TAXES	79,070		(4,127	)(h)	74,943
NET INCOME	$231,663	$—	$—		$219,573
INCOME PER SHARE - BASIC	$0.71				$0.67
INCOME PER SHARE - DILUTED	$0.71				$0.67
Weighted average shares outstanding - basic	327,291				327,291
Weighted average shares outstanding - diluted	327,291				327,291

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a)	Represents the audited historical financial statements of Clark Pest for the twelve months ended and as of December 31, 2018.
(b)	To reflect the Company’s acquisition of Clark Pest for a total purchase cost of approximately $405 million plus the assumption of certain liabilities. The purchase price was funded with cash on hand and borrowings under a senior unsecured revolving credit facility.
(c)	To record borrowing of $350.0 million senior unsecured revolving credit facility used to finance the purchase of Clark Pest.
(d)	To reflect additional annual depreciation and amortization on the step up basis related to tangible and intangible assets acquired, based upon the following depreciation/amortization periods.

	Asset		Annual
Asset	Value	Years	Expense
Goodwill	$55,806	n/a	$0
Customer Contracts and Relationships	112,500	10	11,250
Trademarks and Trade Names	49,300	n/a	0
Non-compete agreements	500	5	100
Total	$218,106		$11,350

(e)	To record adjustment to items not purchased in the acquisition of Clark Pest.
(f)	To record additional interest expense related to borrowing of $350.0 million and interest income lost with the use of addition $54.5 million in cash on hand related to the acquisition.
(g)	To reflect the updated balances of certain tangible assets, insurance deposits and reserves, accrued liabilities and future purchase price consideration to be paid over future periods.
(h)	To reflect the income tax effect resulting from Clark Pest income and pro forma adjustments as if taxed as a C Corporation using an applicable tax rate of 25.4%.

- 37 -